Exhibit 99.1

April 18, 2006

CONTACT:	ECB Bancorp, Inc.
Gary M. Adams, Chief Financial Officer
(252) 925-5525
(252) 925-8491 facsimile
Gary.Adams@ecbbancorp.com

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 15.3% Increase in 2006 First Quarter Earnings

ENGELHARD, NC – April 18, 2006 – ECB Bancorp, Inc. (Nasdaq: ECBE) (“ECB” or the “Company”) announced today its results for the three months ended March 31, 2006.

•	Net income for the 2006 first quarter was $1,098,000, or $0.50 per diluted share, generating an annualized ROAA of 0.79% and an annualized ROAE of 11.51%. Net income for the 2005 first quarter was $952,000 or $0.47 per diluted share, generating an annualized ROAA of 0.76% and an annualized ROAE of 11.77%. The first quarter 2006 results include the impact of the additional 862,500 shares of common stock sold in March 2006.

•	Net interest income for the 2006 first quarter rose 11.3% to $4,867,000 from $4,374,000 a year ago.

•	Consolidated assets increased 12.7% to $581,771,000 at March 31, 2006 from $516,335,000 at March 31, 2005.

•	Loans increased 17.4% to $394,986,000 at March 31, 2006 from $336,429,000 at March 31, 2005.

•	Deposits increased 14.6% to $482,487,000 at March 31, 2006 from $420,959,000 at March 31, 2005.

•	Non-interest income for 2006 increased 8.9% to $1,315,000 from $1,207,000 a year ago.

•	Increased dividend by 6.25% to $0.68 per share on an annualized basis.

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In addition, the Company also announced today that, at its 2006 Annual Meeting held on April 18, 2006, its shareholders reelected three existing directors – George T. Davis, Jr. of Swan Quarter, Gregory C. Gibbs of Engelhard and John F. Hughes, Jr. of Manteo – for new three-year terms.

Arthur H. Keeney, III, ECB’s President and Chief Executive Officer presided over the meeting, which included a video presentation updating the shareholders on significant events during 2005. The video highlighted the Company’s 2005 financial results, and discussed its continued service expansion into new markets, as well as its commitment to its existing markets by building new and bigger facilities in both Hertford and Southern Shores to support the growth of those communities. Mr. Keeney also introduced J. Bryant Kittrell, III, Chairman of the Audit Committee. Mr. Kittrell discussed a variety of governance issues and the new Sarbanes-Oxley regulatory environment.

Mr. Keeney also shared the Bank’s executive management’s recent experience of making investor presentations in New York and Boston as the Company successfully sold an additional 862,500 shares of common equity in March 2006 for $26.5 million. The proceeds will be used to support the Bank’s various strategic initiatives for expansion and growth over the next several years.

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 20 offices in eastern North Carolina, including new full-service branches in Morehead City and Wilmington. The Bank also provides mortgages, insurance services through the Bank’s licensed agents and investment and brokerage services offered through a third-party broker-dealer. ECB’s common stock is listed on The Nasdaq National Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”,

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“believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events.

Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, actions of government regulators, the level of market interest rates, weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business, and general economic conditions. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligations, and does not intend, to update these forward-looking statements.

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ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

March 31, 2006, December 31, 2005 and March 31, 2005

(Dollars in thousands, except per share data)

	March 31, 2006	December 31, 2005*	March 31, 2005
	(unaudited)		(unaudited)
Assets
Non-interest bearing deposits and cash	$20,224	$17,927	$35,850
Interest bearing deposits	985	912	2,010
Overnight investments	24,550	—	—

Total cash and cash equivalents	45,759	18,839	37,860

Investment securities
Available-for-sale, at market value (cost of $107,059, $107,084 and $110,874 at March 31, 2006, December 31, 2005 and March, 2005, respectively)	104,241	104,723	109,093

Loans	394,986	386,786	336,429
Allowance for loan losses	(4,852)	(4,650)	(4,380)

Loans, net	390,134	382,136	332,049

Real estate and repossessions acquired in settlement of loans, net	—	—	159
Federal Home Loan Bank common stock, at cost	1,814	1,948	2,083
Bank premises and equipment, net	19,509	18,859	17,464
Accrued interest receivable	3,531	3,562	2,626
Bank owned life insurance	7,501	7,436	6,760
Other assets	9,282	10,183	8,241

Total	$581,771	$547,686	$516,335

Liabilities and Shareholders’ Equity
Deposits
Demand, noninterest bearing	$92,482	$98,890	$91,024
Demand, interest bearing	96,458	94,423	91,372
Savings	22,632	22,818	23,820
Time	270,915	249,077	214,743

Total deposits	482,487	465,208	$420,959

Accrued interest payable	1,820	1,524	1,083
Short-term borrowings	16,238	23,598	27,983
Long-term obligations	18,310	18,310	31,310
Other liabilities	3,630	4,481	3,081

Total liabilities	522,485	513,121	484,416

Shareholders’ equity
Common stock, par value $3.50 per share; authorized 10,000,000 shares; issued and outstanding 2,902,542 at March 31, 2006, 2,040,042 at December 31, 2005 and 2,038,042 at March 31, 2005	10,096	7,140	7,134
Capital surplus	26,594	5,408	5,360
Retained earnings	24,329	23,724	20,802
Deferred compensation - restricted stock	—	(255)	(282)
Accumulated other comprehensive loss	(1,733)	(1,452)	(1,095)

Total shareholders’ equity	59,286	34,565	31,915

Total	$581,771	$547,686	$516,335

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Income Statements

For the three months ended March 31, 2006 and 2005

(Dollars in thousands, except per share data)

	Three months ended March 31,
	2006	2005
	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$7,060	$5,146
Interest on investment securities:
Interest exempt from federal income taxes	266	289
Taxable interest income	798	753
Dividend income	—	18
FHLB stock dividends	50	12
Other interest	123	23

Total interest income	8,297	6,241

Interest expense:
Deposits:
Demand accounts	243	112
Savings	28	29
Time	2,633	1,260
Short-term borrowings	112	102
Long-term obligations	414	364

Total interest expense	3,430	1,867

Net interest income	4,867	4,374
Provision for loan losses	200	100

Net interest income after provision for loan losses	4,667	4,274

Noninterest income:
Service charges on deposit accounts	793	795
Other service charges and fees	430	324
Income from bank owned life insurance	65	69
Other operating income	27	19

Total noninterest income	1,315	1,207

Noninterest expenses:
Salaries	1,771	1,594
Retirement and other employee benefits	662	617
Occupancy	395	331
Equipment	418	455
Professional fees	49	187
Supplies	83	83
Telephone	107	133
Postage	59	47
Other operating expenses	858	719

Total noninterest expenses	4,402	4,166

Income before income taxes	1,580	1,315
Income taxes	482	363

Net income	$1,098	$952

Net income per share - basic	$0.51	$0.47

Net income per share - diluted	$0.50	$0.47

Weighted average shares outstanding - basic	2,150,042	2,014,874

Weighted average shares outstanding - diluted	2,175,593	2,044,430

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share data)

	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
	Actual	Actual	Actual	Actual	Actual
Income Statement Data:
Interest income	$8,297	$7,989	$7,532	$6,841	$6,241
Interest expense	3,430	3,003	2,565	2,216	1,867

Net interest income	4,867	4,986	4,967	4,625	4,374
Provision for loan losses	200	417	150	90	100
Net after provision expense	4,667	4,569	4,817	4,535	4,274
Noninterest income	1,315	1,862	1,538	1,618	1,207
Noninterest expense	4,402	4,575	4,355	4,369	4,166
Income before income taxes	1,580	1,856	2,000	1,784	1,315
Income taxes	482	587	633	519	363

Net Income	$1,098	$1,269	$1,367	$1,265	$952

Per Share Data and Shares Outstanding:
Net income - basic	$0.51	$0.63	$0.68	$0.63	$0.47
Net income - diluted	0.50	0.62	0.67	0.62	0.47
Cash dividends	0.17	0.16	0.16	0.16	0.16
Book value at period end	20.43	16.94	16.86	16.49	15.66
Dividend payout ratio	33.33%	25.40%	23.53%	25.40%	34.04%
Weighted-average number of common shares outstanding:
Basic	2,150,042	2,014,874	2,014,874	2,014,872	2,014,874
Diluted	2,175,593	2,045,044	2,047,098	2,044,091	2,044,430
Shares outstanding at period end	2,902,542	2,040,042	2,040,042	2,040,042	2,038,242

Balance Sheet Data:
Total assets	$581,771	$547,686	$542,782	$541,136	$516,335
Loans - gross	394,986	386,786	370,875	361,665	336,429
Allowance for loan losses	4,852	4,650	4,588	4,449	4,380
Investments	104,241	104,723	113,285	104,448	109,093
Interest earning assets	526,576	494,369	486,108	478,770	447,605
Premises and equipment, net	19,509	18,859	18,193	17,539	17,464
Total deposits	482,487	465,208	457,059	455,622	420,959
Short-term borrowings	16,238	23,598	27,513	15,399	27,983
Long-term obligations	18,310	18,310	18,310	31,310	31,310
Shareholders’ equity	59,286	34,565	34,395	33,637	31,919

Selected Performance Ratios (annualized):
Return on average assets	0.79%	0.93%	1.02%	0.98%	0.76%
Return on average shareholders’ equity	11.51%	14.72%	16.18%	15.50%	11.77%
Net interest margin	4.06%	4.16%	4.20%	4.14%	4.15%
Efficiency ratio	69.30%	65.17%	65.13%	67.52%	72.18%

Asset Quality Ratios:
Nonperforming loans to period-end loans	0.02%	0.02%	0.04%	0.28%	0.03%
Allowance for loan losses to period-end loans	1.23%	1.20%	1.24%	1.23%	1.30%
Allowance for loan losses to nonperforming loans	7,960%	7,154%	2,753%	433%	5,022%
Net charge-offs to average loans (annualized)	0.00%	0.23%	0.01%	0.02%	0.02%

Capital Ratios:
Equity-to-assets ratio	10.19%	6.31%	6.34%	6.22%	6.18%
Leverage Capital Ratio	12.69%	8.43%	8.35%	8.50%	8.64%
Tier 1 Capital Ratio	15.46%	10.32%	10.46%	10.38%	10.81%
Total Capital Ratio	16.51%	11.36%	11.53%	11.43%	11.94%